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                                                                     EXHIBIT 5.1


August 20, 2001




The Board of Directors
EvergreenBancorp, Inc.
301 Eastlake Avenue East
Seattle, WA  98109-5407

        RE:    LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 99,000 shares of common stock, no par value per share (the "Shares"), of EvergreenBancorp, Inc., a Washington corporation ("Bancorp") authorized for issuance upon exercise of options granted under the 2000 Stock Option Plan (the "Plan"). The Shares being registered pursuant to the Registration Statement are Shares available for issuance upon exercise of options under the Plan.

        In connection with the offering of the Shares, we have examined the following: (i) the Plan, which is filed as Exhibit 99.1 to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of Bancorp.

        Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon the due execution by Bancorp and the registration by its registrar of the Shares, issuance by Bancorp and receipt of the consideration for the Shares, consistent with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.


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        We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            GRAHAM & DUNN PC

                                            /s/ Graham & Dunn PC